                                                                  Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-47519) of Owens-Illinois, Inc. and in the related Prospectus, in the Registration Statement (Form S-8 No. 33-57139) pertaining to the Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program and the Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, in the Registration Statement (Form S-8 No. 33-44252) pertaining to the Amended and Restated Stock Opton Plan for Key Employees of Owens-Illinois, Inc., in the Registration Statement (Form S-8 No. 33-57141) pertaining to the Stock Option Plan for Directors of Owens-Illinis, Inc., and in the Registration Statement (Form S-8 No. 333-47691) pertaining to the 1997 Equity Participaton Plan of Owens-Illinois, Inc. of our report dated April 7, 1998, with respect to the combined financial statements of BTR Packaging included in this Current Report on Form 8-K of Owens-Illinois, Inc.



                                    /s/ Ernst & Young
                                    -----------------
                                    Ernst & Young




Melbourne, Australia
April 16, 1998